UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2026
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
________________________
Commission File Number 001-32335

Delaware	88-0488686
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

12390 El Camino Real	92130
San Diego	(Zip Code)
California
(Address of principal executive offices)
(858) 794-8889
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HALO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On March 12, 2026, Halozyme Therapeutics, Inc. (the “Company”) announced that David Ramsay has been appointed to serve as the Company’s Interim Chief Financial Officer (“Interim CFO”), effective March 23, 2026. Since April 2017, Mr. Ramsay (age 61) has served as a member of the Board of Directors of Savara Inc., a clinical-stage biopharmaceutical company focused on rare respiratory diseases. Since 2017, he has also served on the board of directors of Exuma Biotech, Inc., a privately held biotechnology company. Mr. Ramsay served as Senior Vice President and Chief Financial Officer of Bonti, Inc., a private, clinical stage biotechnology company focused on the development and commercialization of neurotoxin products for therapeutic and aesthetic applications, from February 2018 until its acquisition by Allergan plc in October 2018. Mr. Ramsay previously served as the Company’s Chief Financial Officer from 2003 to 2009 and from 2013 until 2015. He also served as the Company’s Vice President, Corporate Development from 2009 to 2013. Mr. Ramsay began his career at Deloitte & Touche, where he obtained his CPA license. Mr. Ramsay holds a B.S. in business administration from the University of California, Berkeley and an M.B.A. with a dual major in finance and strategic management from The Wharton School at the University of Pennsylvania.
There are no family relationships between Mr. Ramsay and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Ramsay does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.
In his role as Interim CFO, Mr. Ramsay will be paid a monthly salary of $50,000. Mr. Ramsay will also receive an equity grant consisting of 10,000 restricted stock units (“RSUs”) that will vest on June 30, 2026, provided he remains employed with the Company through such date, and be subject to a one-year holding period from the vesting date. In the event Mr. Ramsay continues to serve as Interim CFO on July 1, 2026, he will be granted an additional 2,500 RSUs which will vest on his employment termination date and be subject to a one-year holding period from the vesting date. The RSUs will be granted under, and be subject to the terms and conditions of, the Company’s 2021 Stock Plan.
On March 12, 2026, the Company issued a press release announcing the appointment of Mr. Ramsay as Interim CFO. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
Exhibits

Exhibit No.	Description

99.1	Press Release of Halozyme Therapeutics, Inc. dated March 12, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc. (Registrant)

Dated:	March 12, 2026	By:	/s/ Mark Snyder
Mark Snyder
Senior Vice President, General Counsel and Corporate Secretary